CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Exhibit 10.19

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

PROPERTY EXCESS PER RISK

REINSURANCE CONTRACT

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TABLE OF CONTENTS

ARTICLE		PAGE

I	BUSINESS COVERED	1
II	TERM	1
III	SPECIAL TERMINATION	2
IV	RUN-OFF REINSURERS	4
V	DEFINITIONS	6
	Declaratory Judgment Expense	6
	Extra Contractual Obligations/Loss in Excess of Policy Limits	6
	Loss Adjustment Expense	7
	Loss Occurrence	7
	Policy	8
	Risk	9
	Subject Earned Premium	9
	Ultimate Net Loss	9
VI	TERRITORY	9
VII	EXCLUSIONS	9
VIII	SPECIAL ACCEPTANCES	11
IX	COVERAGE	12
X	OTHER REINSURANCE	12
XI	REINSTATEMENT	12
XII	ACCOUNTING BASIS	13
XIII	REINSURANCE PREMIUM	13
XIV	NOTICE OF LOSS AND LOSS SETTLEMENTS	14
XV	LATE PAYMENTS	14
XVI	ALLOCATION	15
XVII	SALVAGE AND SUBROGATION	16
XVIII	DELAYS, ERRORS AND OMISSIONS	16
XIX	OFFSET	17
XX	CURRENCY	17
XXI	TAXES	17
XXII	FEDERAL EXCISE TAX	17
XXIII	RESERVES AND FUNDING	18

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

XXIV	NET RETAINED LINES	20
XXV	THIRD PARTY RIGHTS	21
XXVI	ENTIRE AGREEMENT	21
XXVII	SEVERABILITY	21
XXVIII	GOVERNING LAW	21
XXIX	ACCESS TO RECORDS	21
XXX	CONFIDENTIALITY	23
XXXI	INSOLVENCY	23
XXXII	ARBITRATION	24
XXXIII	SERVICE OF SUIT	26
XXXIV	MODE OF EXECUTION	27
XXXV	INTERMEDIARY	27
	Exhibit A
	Pools, Associations & Syndicates Exclusion Clause
	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.
	North American War Exclusion Clause (Reinsurance)
	Electronic Date Recognition Clause EDRC (B)
	Terrorism Exclusion Clause
	Transmission And Distribution Lines Exclusion – Overhead (150m Exclusion)
	Mold, Fungus, Mildew And Spore Exclusion

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

PROPERTY EXCESS PER RISK

REINSURANCE CONTRACT

(the “Contract”)

between

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

(collectively the “Company”)

and

THE SUBSCRIBING REINSURER(S) EXECUTING THE

INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED HERETO

(the “Reinsurer”)

ARTICLE I

BUSINESS COVERED

By this Contract the Reinsurer agrees to reinsure the excess liability of the Company under its Policies in force at the effective time and date hereof or assumed, issued or renewed at or after that time and date, and classified by the Company as Property business, including but not limited to Personal Residential and Commercial Residential, subject to the terms, conditions and limitations hereafter set forth.

ARTICLE II

TERM

A.	This Contract shall become effective at 12:01 a.m., Eastern Standard Time, June 27, 2014, with respect to losses occurring at or after that time and date, and shall continue in effect until 12:01 a.m., Eastern Standard Time, June 1, 2015, or until such time as this Contract is terminated in accordance with the provisions of the SPECIAL TERMINATION ARTICLE.

B.	Upon expiration or termination of this Contract, the Reinsurer shall be relieved of all liability hereunder for losses occurring with dates of loss subsequent to the time and date of expiration or termination of this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	Notwithstanding the above, upon expiration or termination of this Contract, the Company shall have the option of requiring that the Reinsurer remain liable for losses occurring under Policies in force at the time and date of expiration or termination of this Contract in respect of all losses occurring from the effective date of the Policy to the end of the run-off period by providing written notification to the Reinsurer within 30 days after the termination or expiration of this Contract. As respects each Policy ceded to this Contract, “run-off” period means the period from the expiration or termination (if applicable) of this Contract up to the first anniversary date, termination, or natural expiration date of such Policies or until 12 months plus odd time not to exceed 18 months in all following the date of expiration or termination, whichever occurs first. However, should the Company elect termination or expiration on a “run-off” basis, in the event that any Policy subject to this Contract is required by statute, regulation or by order of an insurance department to be continued in force, the Reinsurer agrees to extend reinsurance coverage hereunder with respect to such Policy until such Policy may be canceled or non-renewed by the Company, but in no event beyond 36 months following the effective time and date of termination or expiration of this Contract.

D.	If this Contract is terminated or expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

ARTICLE III

SPECIAL TERMINATION

A.	The Company may terminate the share of the Reinsurer at any time, upon said Reinsurer experiencing one or more of the Special Termination Event(s). A “Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances:

1.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

2.	The Reinsurer has voluntarily ceased assuming new and renewal reinsurance business for the lines of business covered hereunder;

3.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

4.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus (or total stamp capacity by managing agent as respects Lloyd’s of London syndicates), as reported in the financial statements of the Reinsurer, has been reduced by 20%;

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

5.	The Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously;

6.	The Reinsurer’s A.M. Best’s Financial Strength Rating has been assigned or downgraded below “A-”;

7.	The Reinsurer’s Standard and Poor’s Financial Strength Rating has been assigned or downgraded below “BBB+” or, as respects Lloyd’s of London, the Standard and Poor’s Rating of the Lloyd’s Market has been assigned or downgraded below “BBB+”;

8.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

9.	The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph; or

10.	The Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any U.S. or foreign statute, legislation, or jurisprudence that purports to enable the Reinsurer to require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed.

Unless it is prohibited by law from doing so, immediately upon the Reinsurer’s knowledge of a Special Termination Event, the Reinsurer must notify the Company of such event in writing, by electronic mail, certified mail, or a nationally or internationally recognized delivery service.

B.	Where a Special Termination event has taken place and after giving the Reinsurer prior written notice by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, the Company may terminate or reduce the Reinsurer’s share hereunder effective at any time following the Reinsurer’s receipt of the written notice. In such event the Company may elect that:

1.	As respects each Policy in force at the date of termination or reduction, the Reinsurer shall remain liable for all losses occurring from the effective date of the Policy to the end of the run-off period, as provided in paragraph C of the TERM ARTICLE; or

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	The entire liability of the Reinsurer for losses occurring subsequent to the date of termination shall cease concurrently with the date of termination and any minimum premium shall be waived.

ARTICLE IV

RUN-OFF REINSURERS

A.	“Run-off Reinsurer” means the Reinsurer:

1.	Has been ordered by a state insurance department or other legal authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or

2.	Has ceased all or substantially all of its reinsurance underwriting operations; or

3.	Has transferred all or substantially all of its claims-paying authority to an unaffiliated entity without the consent of the Company; or

4.	In any other way has assigned all or substantially all of its interests or delegates all or substantially all of its obligations under this Contract to an unaffiliated entity.

B.	Notwithstanding paragraph A above, the following shall not constitute a transfer of the Reinsurer’s claims-paying authority for purposes of subparagraphs A(3) and A(4) above:

1.	The transfer of claims-paying authority or administration to a third party, if the Reinsurer maintains control over claims settlement decisions; or

2.	Agreement by a Lloyd’s Syndicate to follow claims procedures under The Lloyd’s Claims Scheme (Combined) or as amended or any successor thereto.

C.	Notwithstanding any other provision of this Contract, in the event that the Reinsurer becomes a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s participation hereunder:

1.	If payment of any claim has been received from the Reinsurers constituting at least 70% of the interests and liabilities of all the Reinsurers that participated on this Contract and are active as of the due date, it being understood that said date shall not be later than 90 days from the date of transmittal by the intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	The interest penalty specified in the LATE PAYMENTS ARTICLE shall be increased by 0.5% for each 30 days that the payment is past due, subject to a maximum increase of 7.0%.

3.	If mutually agreed by the Company and the Run-off Reinsurer, the Run-off Reinsurer’s liability for losses for Policies covered by this Contract may be commuted. In the event the Company and the Run-off Reinsurer cannot agree on the commutation amount of the Run-off Reinsurer’s liability under such Policies, either party may choose to abandon the process. If neither party chooses to abandon the process, they may appoint an actuary to assess such liability and shall share equally in any expense of the actuary. The appointed actuary shall be either a Fellow of the Casualty Actuarial Society or the American Academy of Actuaries. If the Company and the Run-off Reinsurer cannot agree on an actuary, the parties shall abandon the process. If a mutually acceptable commutation is agreed, payment by the Run-off Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties under this Contract. In the event the Company and the Run-off Reinsurer do not agree to a mutually acceptable commutation, the parties’ respective rights and obligations shall continue as set forth in this Contract.

4.	In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $500,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the ARBITRATION ARTICLE, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:

a.	The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after the receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the Neutral Arbitrator Selection Procedure modified for a single arbitrator, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 calendar days of being chosen.

b.	Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited discovery and/or a limited hearing are necessary.

c.	The arbitrator shall render a decision within 10 business days after the latter of the date on which briefs are submitted or the end of the limited hearing. The decision of the arbitrator shall be in writing and shall be final and binding on both parties.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

D.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE V

DEFINITIONS

A.	Declaratory Judgment Expense

“Declaratory Judgment Expense” as used herein shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss (if any) giving rise to the declaratory judgment action.

B.	Extra Contractual Obligations/Loss in Excess of Policy Limits

1.	Extra Contractual Obligations

“Extra Contractual Obligations” shall mean those liabilities not covered under any other provision of this Contract, including any punitive, exemplary, compensatory or consequential damages, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the Policy limit, by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, in preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action.

2.	Loss in Excess of Policy Limits

“Loss in Excess of Policy Limits” shall mean amounts paid or damages payable by the Company in excess of the Policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the Policy limit, in the preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action. Loss in Excess of Policy Limits is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the Policy.

3.	Coverage for Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall not apply when such loss has been incurred due to an adjudicated finding of fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

4.	Any Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

C.	Loss Adjustment Expense

“Loss Adjustment Expense” as used herein shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) pre-judgment interest, unless included as part of the award or judgment; 2) post-judgment interest; 3) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense: and 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include salaries and expenses of employees, other than 4) above, and office and other overhead expenses.

D.	Loss Occurrence

1.	“Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term “Loss Occurrence” shall be further defined as follows:

a.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

b.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

c.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in subparagraph D(1) above) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

d.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass, and water damage (including but not limited to those caused by freezing and/or melting of ice, snow or sleet, or ice damming on a structure, or bursting of frozen pipes and tanks) may be included in the Company’s “Loss Occurrence.”

e.	As regards firestorms, brush fires and other fires or series of fires, irrespective of origin and how the fire or series of fires spread, all individual losses sustained by the Company which commence during any period of 168 consecutive hours within a 50-mile radius of any one fixed point selected by the Company may be included in the Company’s “Loss Occurrence.” However, an individual loss subject to this subparagraph cannot be included in more than one “Loss Occurrence.”

2.	For all those “Loss Occurrences,” other than those referred to in subparagraph 1(b) above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any “Loss Occurrence” referred to in subparagraph 1(a) above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

3.	As respects those “Loss Occurrences” referred to in subparagraph 1(b) above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

4.	No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any “Loss Occurrence” claimed under the 168 hours provision.

F.	Policy

“Policy” or “Policies” as used herein shall mean the Company’s binders, policies and contracts providing insurance or reinsurance on the classes of business covered under this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

G.	Risk

“Risk” as used herein shall mean a unique street address location.

H.	Subject Earned Premium

“Subject Earned Premium” as used herein shall mean gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract or increases the Company’s available capacity, and less Policy fees and/or service charges.

I.	Ultimate Net Loss

“Ultimate Net Loss” as used herein shall mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including 1) any pre-judgment interest that is included as part of an award or judgment, 2) Loss Adjustment Expense, 3) 90% of Loss in Excess of Policy Limits, and 4) 90% of Extra Contractual Obligations, after making deductions for all recoveries, salvages, and subrogations which are actually recovered, and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

ARTICLE VI

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

ARTICLE VII

EXCLUSIONS

A.	This Contract does not apply to and specifically excludes the following:

1.	Treaty reinsurance assumed by the Company, except:

a.	Intra-group company reinsurance.

b.	Reinsurance assumed by the Company where the policies involved are to be reissued as Policies of the Company at the next anniversary or expiration date of such policies.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	Loss or liability excluded under the provisions of the “Pools, Associations & Syndicates Exclusion Clause” attached hereto.

3.	Comprehensive Personal Liability.

4.	Flood, when written as such.

5.	Loss or liability excluded under the provisions of the “Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A.” attached hereto.

6.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successor or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

7.	Seepage and pollution, defined as any loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage. Nevertheless, this exclusion does not preclude payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25% of the Company’s property loss under the applicable Policy.

8.	War risk, as excluded by the “North American War Exclusion Clause (Reinsurance)” attached hereto.

9.	Forced Placed Property business.

10.	Loss or liability excluded by the provisions of the “Electronic Date Recognition Clause EDRC (B)” attached hereto.

11.	Terrorism losses excluded by the provisions of the “Terrorism Exclusion Clause” attached hereto.

12.	All Casualty (including Boiler and Machinery) and Fidelity coverages.

13.	Financial Guarantee and Insolvency.

14.	Loss or liability excluded by the provisions of the “Transmission and Distribution Lines Exclusion – Overhead (150M Exclusion)” (LSW 1634) attached hereto.

15.	Businessowners (property coverage) business, except in the State of Florida.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

16.	Losses arising from named storms (regardless of the intensity of the storm at the time of the Loss Occurrence) which are assigned a name by the National Hurricane Center.

17.	Florida Difference-In-Conditions (DIC) business.

18.	Losses directly or indirectly occasioned by:

a.	loss of, alteration of, or damage to

  or

b.	a reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, unless arising out of one or more of the following perils: fire, lightning, explosion, aircraft, or vehicle impact, falling objects, windstorm, hail tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

19.	Mold, fungus, mildew and spore pursuant to the “Mold, Fungus, Mildew and Spore Exclusion” attached hereto.

B.	Should any judicial or regulatory entity having jurisdiction invalidate any exclusion in the Company’s Policy that is also the subject of one or more of the exclusions set forth in paragraph A above (except for exclusions 1, 5, 7, 8, 11 and 13), then a loss for which the Company is liable because of such invalidation of coverage shall not be excluded hereunder.

ARTICLE VIII

SPECIAL ACCEPTANCES

A.	Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all terms, conditions and limitations of this Contract, except as modified by the special acceptance. Should denial of a request for special acceptance not be received from the Reinsurer within five business days of the Reinsurer’s receipt of said request, the special acceptance shall be deemed automatically agreed.

B.	If Subscribing Reinsurers under the excess layer with total percentage shares in the interests and liabilities of the Reinsurer of 51% or greater for the excess layer agree to a special acceptance, such special acceptance shall be binding on all Subscribing Reinsurers with respect to their respective shares for the excess layer. If such percentage agreement is not achieved, such special acceptance shall be made to the excess layer only with respect to the interests and liabilities of each Subscribing Reinsurer for the excess layer that agrees to the special acceptance.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	The renewals of Policies which have previously received a special acceptance either under this Contract or a predecessor contract are deemed to be covered hereunder. Furthermore, should the Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, it shall automatically accept same as being covered by this Contract.

ARTICLE IX

COVERAGE

As respects the excess layer hereunder, the Reinsurer shall be liable for the Ultimate Net Loss in excess of the “Company’s Retention” for the excess layer, as stated in Exhibit A, as respects each Risk, each loss, subject to a limit of liability to the Reinsurer equal to the “Reinsurer’s Limit, Each Risk, Each Loss” for the excess layer, as stated in Exhibit A. The Reinsurer’s liability in respect of any one Loss Occurrence shall not exceed the “Reinsurer’s Limit, Each Loss Occurrence” for the excess layer, as stated in Exhibit A, nor shall it exceed the “Reinsurer’s Limit, All Risks, All Losses” for the excess layer, as stated in Exhibit A, in respect of all losses occurring during the term of this Contract.

ARTICLE X

OTHER REINSURANCE

A.	The Company shall be permitted to carry other reinsurance, recoveries under which may inure to the benefit of this Contract.

B.	The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

ARTICLE XI

REINSTATEMENT

A.	As respects the excess layer hereunder, should all or any part of the Reinsurer’s limit of liability be exhausted as a result of a loss, the sum so exhausted shall be reinstated from the date the loss commenced.

B.	For each amount so reinstated, the Company agrees to pay an additional premium, if any, at the time of the Reinsurer’s payment of the loss calculated in accordance with the following formula:

1.	The percentage of the “Reinsurer’s Limit, Each Risk, Each Loss” for the excess layer, as stated in Exhibit A, exhausted for the loss, multiplied by

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	The “Reinstatement Percentage” for the excess layer, as stated in Exhibit A and in the sequential order noted therein, of the reinsurance premium paid or payable for the excess layer for the term of this Contract, multiplied by

3.	The reinsurance premium as calculated under this Contract for the excess layer for the term of this Contract.

The dollar amount resulting from the multiplication of subparagraphs B(1), B(2) and B(3) above shall equal the reinstatement premium, if any, for the excess layer. If at the time of the Reinsurer’s payment of a loss hereon, the reinsurance premium as calculated under this Contract is unknown, the calculation of the reinstatement premium shall be based upon the deposit premium for the excess layer subject to adjustment when the reinsurance premium is finally established.

C.	Nevertheless, the Reinsurer’s liability hereunder shall not exceed the “Reinsurer’s Limit, Each Risk, Each Loss” for the excess layer, as stated in Exhibit A, in respect of any one loss, and shall be further limited to the “Reinsurer’s Limit, Each Loss Occurrence” for the excess layer, as stated in Exhibit A, in respect of any one Loss Occurrence, and shall be further limited to the “Reinsurer’s Limit, All Risks, All Losses” for the excess layer, as stated in Exhibit A, in respect of all losses occurring during the term of this Contract.

ARTICLE XII

ACCOUNTING BASIS

All premiums and losses under this Contract shall be reported on an “accident year” accounting basis. Unless specified otherwise herein, all premiums shall be credited to the period during which they earn, and all losses shall be charged to the period during which they occur.

ARTICLE XIII

REINSURANCE PREMIUM

A.	As premium for the reinsurance provided hereunder for the excess layer, the Company shall pay the Reinsurer the “Premium Rate” for the excess layer, as stated in Exhibit A, times its Subject Earned Premium for the term of this Contract, subject to the “Minimum Premium” for the excess layer as stated in Exhibit A.

B.	The Company shall pay the Reinsurer the “Deposit Premium” for the excess layer, as stated in Exhibit A, in “Quarterly Installments” on July 1 and October 1, 2014, and January 1 and April 1, 2015 for the amounts stated in Exhibit A.

C.	Within 90 days after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, segregated by the applicable excess layer, as computed in accordance with paragraph A above. Any additional premium due the Reinsurer or return premium due the Company for the applicable layer shall be remitted within 15 working days.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

D.	If this Contract expires on a “run-off” basis under the provisions of paragraph C of the TERM ARTICLE, as premium for the period from the effective date of expiration through the end of the “run-off” period, the Company shall pay the Reinsurer in accordance with the following:

1.	If there has been no loss to the Reinsurer under this Contract, the Company shall pay the Reinsurer the expiring premium rate for each excess layer times the unearned premium on the date run-off commences;

2.	If there has been loss to the Reinsurer under this Contract, the reinsurance premium rate for the “run-off” period shall be as mutually agreed, but shall not exceed 150% of the expiring premium rate. The Company shall pay the Reinsurer the agreed upon rate for each excess layer times the unearned premium on the date run-off commences.

The premium due the Reinsurer for the “run-off” period shall be remitted by the Company in four equal installments, payable within 60 days after each fiscal quarter end during the “run-off” period.

ARTICLE XIV

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Company shall advise the Reinsurer promptly of all losses which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer.

B.	When so requested in writing, the Company shall afford the Reinsurer or its representatives an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim, suit or proceeding involving this reinsurance, and the Company and the Reinsurer shall cooperate in every respect in the defense of such claim, suit or proceeding.

C.	All loss settlements paid or to be paid by the Company that are within the terms and conditions of the Policy or by way of compromise, except as otherwise provided in this Contract, shall be binding upon the Reinsurer. Upon receipt of evidence of the amount paid or to be paid, the Reinsurer agrees to pay within 5 days of its receipt of such evidence or allow, as the case may be, its share of each such amount.

ARTICLE XV

LATE PAYMENTS

(The provisions of this Article shall not be implemented unless specifically invoked by the Company in writing.)

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

A.	In the event that any amount due the Company is not received by the intermediary hereunder by the payment due date, the Company may, by notifying the intermediary in writing, require the Reinsurer to pay, and the Reinsurer agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of a rate equal to the 90-day Treasury Bill rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times

3.	The amount past due, including accrued interest.

The Reinsurer shall also pay any and all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection and enforcement of the Reinsurer’s payment obligations hereunder.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the intermediary.

B.	The establishment of the payment due date shall, for purposes of this Article, be determined in accordance with the applicable Article of this Contract.

C.	For purposes of interest calculation only, amounts due hereunder shall be deemed paid upon receipt by the intermediary. The validity of any claim or payment may be contested under the provisions of this Contract. If the Reinsurer prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be calculated and due as outlined above. Furthermore, if the Reinsurer pays any claim hereunder that it is contesting and prevails in such action, the Company shall return such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the Reinsurer through the date the funds are returned.

ARTICLE XVI

ALLOCATION

A.	The methods of allocating and recording reinsurance recoverables and premiums among the reinsured companies with respect to this Contract shall be as follows:

1.	Reinsurance recoverables and associated reinstatement premiums payable shall be allocated among the reinsured companies in proportion to the losses incurred by each reinsured company applicable to this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	Each reinsured company shall be responsible for its proportionate share of the reinsurance premiums due to the Reinsurer. The final reinsurance premium, as determined under the terms of this Contract, shall be allocated to each reinsured company in the same proportion that each reinsured company’s subject premium bears to the total subject premium.

B.	Records of these allocations shall be maintained by or on behalf of the reinsured companies in sufficient detail to identify both the reinsurance recoverables and premium allocated to each reinsured company.

C.	Nothing herein shall be construed to provide a separate retention or limit of liability for each reinsured company. In no event shall the liability of the Reinsurer be increased by such apportionment, as all companies reinsured hereunder are deemed by the parties to this Contract to be one reinsured entity for this purpose.

ARTICLE XVII

SALVAGE AND SUBROGATION

A.	The Company, at its sole discretion, may enforce its right to salvage and/or subrogation and may prosecute all claims arising out of such right.

B.	The Reinsurer shall be credited with salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company, less Loss Adjustment Expense incurred in obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage and subrogation recoveries thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE XVIII

DELAYS, ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified upon discovery.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XIX

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

ARTICLE XX

CURRENCY

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XXI

TAXES

In consideration of the terms under which this Contract is issued, the Company shall not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XXII

FEDERAL EXCISE TAX

(Applicable to those Reinsurers, excepting Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A.	The Reinsurer has agreed to allow the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and any other applicable U.S. government authority.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

ARTICLE XXIII

RESERVES AND FUNDING

A.	The Reinsurer shall provide funding under the terms of this Article only if the Company would be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance law or regulations of the regulatory authority having jurisdiction over the Company’s reserves.

B.	As regards Policies issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the insurance regulatory authority or sets up on its books reserves for liabilities which it is required by law to set up, it shall forward to the Reinsurer a report showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer shall fund 100% of its portion of such reserves in respect of:

1.	Loss and loss expense paid by the Company but not recovered from the Reinsurer;

2.	Known outstanding losses that have been reported to the Reinsurer and loss expense relating thereto;

3.	Reserves for loss and loss expense incurred but not reported;

4.	Unearned premium (if applicable);

5.	Other amounts recoverable reported in Schedule F of the Company’s NAIC Statement;

as shown in the report prepared by the Company (hereinafter referred to as “Reinsurer’s Obligations”). The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, escrow accounts for the benefit on the Company, Letters of Credit (“LOC”), Trust Account, or a combination thereof. The Reinsurer shall have the option of determining the method of funding, subject always to the provision that (a) the method of funding and (b) the terms and provisions of any such LOC or Trust Account and (c) the quality of assets in any Trust Account are all acceptable to the Company and also meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves. In the event a provision of any such funding instrument jeopardizes the Company’s ability to obtain full credit for reinsurance, such provision shall be void and shall be amended to comply with applicable credit for reinsurance requirements. The Reinsurer shall provide funding and/or any adjustments thereto in time for the Company to meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves, provided that the Company sends the report of Reinsurer’s Obligations at least 15 days prior to the date such funding is required.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	Deferral of funding that may be permitted for a certified reinsurer in the event of a catastrophe shall not apply to any Reinsurer under this Contract.

D.	When funding in whole or in part by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC dated on or before December 31 of the year in which the request is made (on or before the last day of the calendar quarter for any quarterly adjustment), issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves. Such LOC shall be issued for a period of not less than one year and shall include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless 60 days (or such other time period as may be required by the applicable insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.	The Reinsurer and Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes:

1.	To reimburse the Company for the Reinsurer’s share of unearned premium on Policies reinsured hereunder on account of cancellations of such Policies;

2.	To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

3.	To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract;

4.	To fund an account with the Company for the Reinsurer’s Obligations if such LOC is under notice of non-renewal or not replaced by the Reinsurer within 10 days prior to its expiration. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

5.	To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

In the event the amount drawn by the Company on any funding provided by the Reinsurer is in excess of the actual amount required for subparagraph E(1), E(2) or E(4) above or, in the case of subparagraph D(5) above, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

F.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

G.	At annual intervals, or more frequently but never more frequently than quarterly, the Company shall prepare a specific report of the Reinsurer’s Obligations, for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.	If the report shows that the Reinsurer’s Obligations exceed the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account as of the report date, the Reinsurer shall, within 30 days after receipt of notice of such excess, make an adjustment to increase the available balance of funds withheld and/or cash advances and/or LOC and/or Trust Account by the amount of such excess.

2.	If, however, the report shows that the Reinsurer’s Obligations are less than the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or 102% of the balance of the Trust Account if funding is provided by Trust Account, as of the report date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess funding by making or allowing an adjustment to the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account.

H.	Should the Reinsurer be in breach of its obligations under this Article, notwithstanding anything to the contrary elsewhere in this Contract, the Company may seek relief in respect of said breach from any court having competent jurisdiction over the parties hereto.

ARTICLE XXIV

NET RETAINED LINES

A.	This Contract applies only to that portion of any Policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other Reinsurer(s), whether specific or general, any amounts which may have become due from such Reinsurer(s), whether such inability arises from the insolvency of such other Reinsurer(s) or otherwise.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXV

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

ARTICLE XXVI

ENTIRE AGREEMENT

This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and no understandings exist between the parties other than those expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties. This Article shall not be construed as limiting in any way the admissibility, in the context of an arbitration or any other legal proceeding, of evidence regarding the formation, interpretation, purpose, or intent of this Contract.

ARTICLE XXVII

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XXVIII

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of that state’s rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all states shall apply.

ARTICLE XXIX

ACCESS TO RECORDS

A.

The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

the Company’s underwriting, accounting, or claim files pertaining to the subject matter of this Contract. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies.

B.	The Reinsurer or its designated representative(s) shall not have access to Protected Records related to a claim ceded to this Contract; however, the Reinsurer shall be permitted to have access to those Protected Records described in subparagraph F(1) of this Article after the Company’s final settlement or final adjudication of such underlying claim. If Protected Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other Reinsurer supporting the Company in respect of business subject to this Contract and shall not have access to Protected Records relating to any dispute between the Company and the Reinsurer.

C.	If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts.

D.	Upon completion of the audit, the Reinsurer and its representative(s) shall consult with the Company promptly and in good faith, no later than 30 days after the completion of the audit unless otherwise agreed, with respect to any and all questions or issues raised by the audit. If, as a result of the Reinsurer’s inspection of the Company’s files, any claim is denied, contested, or disputed, the Reinsurer shall promptly provide the Company with a written report outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim.

E.	Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater.

F.	“Protected Records” are defined as communications, files, records, documents, or books:

1.	Deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or

2.	Deemed by the Company to be subject to attorney-client privilege or work product rule protection; or

3.	Concerning individual private information that as a matter of law cannot be disclosed by the Company.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXX

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, inspection pursuant to the ACCESS TO RECORDS ARTICLE, (“Confidential Information”) are proprietary and confidential to the Company.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except when:

1.	Required by retrocessionaires subject to the business ceded to this Contract; or

2.	Required by state regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	Required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

C.	Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of their obligations or enforcement of their rights under this Contract.

D.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, unless prohibited by law the Reinsurer agrees to provide the Company written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article. If a protective order is not obtained, the Reinsurer agrees to disclose only that portion of the Confidential Information that it has been advised by its counsel is legally required to be disclosed.

E.	The provisions of this Article shall extend to the officers, directors, shareholders, and employees of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns.

ARTICLE XXXI

INSOLVENCY

A.

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver,

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C.	It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval by the Superintendent of Insurance of the State of New York of the Certificate of Assumption on New York risks, is entirely released from its obligation and the Reinsurers shall pay any loss directly to payees under such policies.

D.	In the event of the insolvency of any company or companies listed in the designation of “Company” under this Contract, this Article shall apply only to the insolvent company or companies.

E.	In the event of the insolvency of any company or companies covered hereunder, the laws of the applicable domiciliary state(s) shall apply. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company or companies covered hereunder, that domiciliary state’s laws shall prevail.

ARTICLE XXXII

ARBITRATION

A.

As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance, or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract,

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

B.	Notwithstanding the provisions of the foregoing paragraph, the Company shall have the option to either litigate or arbitrate any dispute in which the Reinsurer makes any allegation of misrepresentation, non-disclosure, concealment, fraud or bad faith and/or where the Reinsurer has experienced a Special Termination Event, as defined in the SPECIAL TERMINATION ARTICLE.

C.	One arbitrator shall be appointed by each party. If the responding party fails to appoint its arbitrator within 30 days after its receipt of the claimant party’s notice requesting arbitration, the claimant party, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

D.	The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London. In the event of the resignation or death of any arbitrator, a replacement shall be appointed in the same manner as the resigning or deceased arbitrator was appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay.

E.	Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Clearwater, Florida, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Florida. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.	The panel shall make its decision as promptly as possible following the termination of the hearings, considering the terms and conditions expressed in this Contract and the custom and practice of the applicable insurance and reinsurance business. Judgment upon the award may be entered in any court having jurisdiction thereof.

G.	If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

H.	Each party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE XXXIII

SERVICE OF SUIT

(This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

A.	In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, and shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States.

B.	Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, the law firm of Foley & Lardner LLP, 555 California Street, Suite 1700, San Francisco, California 94104-1520, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto.

C.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

D.	The individual named in paragraph C shall be deemed the Reinsurer’s agent for the service of process:

1.	where the address designated in, or pursuant to paragraph B is invalid; or

2.	to the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company.

ARTICLE XXXIV

MODE OF EXECUTION

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE XXXV

INTERMEDIARY

Willis Re Inc., 7760 France Avenue South, Suite 450, Minneapolis, Minnesota 55435 is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. However, all communications concerning accounts, claim information, funds and inquiries related thereto shall be transmitted to the Company or the Reinsurer through Willis Re Inc., 5420 Millstream Road, Suite 300, McLeansville, North Carolina 27301-9528. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this 30th day of June, 2014.

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

By	/s/ Stephen Rohde
Printed Name	Stephen Rohde
Title	Chief Financial Officer

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

EXHIBIT A

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

PROPERTY EXCESS PER RISK REINSURANCE CONTRACT

	Excess Layer 109893001-14
Company’s Retention		$1,000,000
Reinsurer’s Limit, Each Risk, Each Loss		$9,000,000
Reinsurer’s Limit, Each Loss Occurrence		$9,000,000
Reinsurer’s Limit, All Risks, All Losses		$27,000,000
Deposit Premium	$	[***]
Minimum Premium	$	[***]
Quarterly Installments	$	[***]
Premium Rate		[***]	%
Reinstatement Percentage and Total Number of Reinstatements		2 @ 100%

The amounts and percentages stated above apply to each Reinsurer to the extent of the share(s) stated in the Reinsurer’s Interests and Liabilities Agreement attached hereto.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

SECTION A:

EXCLUDING:

(a)	All Business derived directly or indirectly from any Pool, Association or

Syndicate which maintains its own reinsurance facilities.

(b)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

EXCLUDING:

Business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in, any Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:

Oil, Gas or Petro-Chemical Plants

Oil or Gas Drilling Rigs

Aviation Risks

SECTION B does not apply:

(a)	Where the Total Insured Value over all interests of the risk in question is less than $[***].

(b)	To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c)	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

(d)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder’s Risks on the classes of risks specified in this subsection (d) only.

SECTION C:

NEVERTHELESS the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

(l)	The following so-called “Coastal Pools”:

ALABAMA INSURANCE UNDERWRITING ASSOCIATION

MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION

NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION

SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION

TEXAS WINDSTORM INSURANCE ASSOCIATION

AND

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

(2)	All “FAIR Plan” and “Rural Risk Plan” business

AND

(3)	The Louisiana Citizens Property Insurance Corporation, the Citizens Property Insurance Corporation (“CPIC”) and the California Earthquake Authority (CEA)

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

(i)	The inability of any other participant in such “Coastal Pool” and/or “FAIR Plan”

and/or “Rural Risk Plan” and/or Residual Market Mechanisms to meet its liability.

(ii)	Any claim against such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any Insolvency Fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

SECTION D:

(1)	Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in the Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company’s initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

(2)	Notwithstanding Section C above, in respect of the CPIC, where an assessment is made against the Company by the CPIC, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

(a)	The Company’s assessment from the CPIC for the accounting year in which the loss occurrence commenced, or

(b)	The product of the following:

(i)	The Company’s percentage participation in the CPIC for the accounting year in which the loss occurrence commenced; and

(ii)	The CPIC’s total losses in such loss occurrence.

Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of the CPIC, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the CPIC. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the CPIC to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by the CPIC of the collection of monies.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -

REINSURANCE - U.S.A.

1)	This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)	Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any Insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)	Without in any way restricting the operations of paragraphs 1) and 2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate

a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960, this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Government Authority having jurisdiction thereof.

4)	Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6)	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)	Reinsured to be sole judge of what constitutes:

a)	substantial quantities, and

b)	the extent of installation, plant or site.

NOTE:	Without in any way restricting the operations of paragraph 1) hereof, it is understood and agreed that:

a)	all policies issued by the Reinsured on or before 31st, December 1957, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply,

b)	with respect to any risk located in Canada policies issued by the Reinsured on or before 31st, December 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NORTH AMERICAN WAR EXCLUSION CLAUSE (REINSURANCE)

(Approved by Lloyd’s Underwriters’ Fire and Non-Marine Association)

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the Fifty States of the Union, the District of Columbia, and including bridges between the Unites States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under Policies containing a standard war or hostilities or warlike operations exclusion clause.

20/8/59

N.M.A. 1230

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ELECTRONIC DATE RECOGNITION CLAUSE EDRC (B)

Section 1

This Contract does not cover any loss, damage, cost, claim or expense, whether preventative, remedial or otherwise, directly or indirectly arising out of or relating to:

a.	the calculation, comparison, differentiation, sequencing or processing of data involving the date change to the year 2000, or any other date change, including leap year calculations, by any computer system, hardware, or programme or software and/or microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not, or

b.	any change, alteration or modification involving the date change to the year 2000 or any other date change, including leap year calculations, to any such computer system, hardware, or programme or software and/or microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not.

This clause applies regardless of any other cause or event that contributes concurrently or in any sequence to the loss, damage, injury, cost, claim or expense.

However this Section shall not apply in respect of physical damage occurring at the insured’s premises arising out of the perils of fire, lightening, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, hurricane, riot, strike, civil commotion, vandalism, malicious mischief, earthquake, volcano, tsunami, freeze or weight of snow.

Section 2

Notwithstanding Section 1 above, this Contract does not cover any costs and expenses, whether preventative, remedial or otherwise arising out of or relating to change, alteration or modification of any computer system, hardware, programme or software of any microchip, integrated circuit or similar device in computer or non-computer equipment, whether the property of the insured or not.

Section 3

The date change to year 2000, or any other date change, including leap year calculations, shall not in and of itself be regarded as an event for the purposes of this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TERRORISM EXCLUSION CLAUSE

Notwithstanding any provision to the contrary within this Contract or any endorsement thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance Contract, in respect of personal lines only, this Contract shall pay actual loss or damage (but not related cost or expense) caused by any act of terrorism.

Notwithstanding the above, in no event shall this Contract provide coverage for actual loss or damage directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, or nuclear pollution or contamination.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TRANSMISSION AND DISTRIBUTION LINES EXCLUSION – OVERHEAD

(150M EXCLUSION)

Excluding losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 150 meters (or 500 feet) of the insured premises.

It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ policy.

LSW 1634

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

MOLD, FUNGUS, MILDEW AND SPORE EXCLUSION

This reinsurance excludes absolutely any loss, damage, claim, cost, expense, sum or other obligation of any kind or description directly or indirectly caused by, contributing to, or resulting from mold, fungus, mildew or spores. This exclusion shall apply regardless of whether or not:

1.	The mold, fungus, mildew or spores is/are caused by, contributed to, or results from an insured peril;

2.	The reinsured’s original policy(ies) provided coverage;

3.	The reinsured’s original obligations are contractual, extra-contractual, or otherwise;

4.	The reinsurance presentation is for settlement(s), judgment(s) or any other form of resolution.

Notwithstanding the foregoing, this exclusion is not to apply if physical loss or damage from mold, fungus, mildew or spores:

1.	Arises out of one or more of the following perils:

Earthquake, Seaquake, Seismic and/or Volcanic Disturbance/Eruption, Hurricane, Rainstorm, Windstorm, Tornado, Cyclone, Typhoon, Tsunami, Flood, Hail, Freeze, Ice Storm, Weight of Snow or Ice, Avalanche, Meteor/Asteroid Impact, Landslip, Landslide, Mudslide, Bush Fire, Forest Fire, Lightning, Explosion, Fire, Aircraft and Vehicle Impact, Riots, Strikes and Civil Commotion.

2.	Reported to reinsurers as soon as practicable but not later than twelve (12) months after the covered peril first caused any physical loss or damage to insured property during this contract period.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.